Exhibit 4.1

EXECUTION VERSION

TEXAS COMPETITIVE ELECTRIC HOLDINGS COMPANY LLC

AND

TCEH FINANCE, INC.

AND EACH OF THE GUARANTORS PARTY HERETO

FIRST SUPPLEMENTAL INDENTURE

Dated as of October 20, 2010

To the Indenture dated as of October 6, 2010

THE BANK OF NEW YORK

MELLON TRUST COMPANY, N.A.

TRUSTEE

First Supplemental Indenture (this “First Supplemental Indenture”), dated as of October 20, 2010, among Texas Competitive Electric Holdings Company LLC, a Delaware limited liability company, and TCEH Finance, Inc., a Delaware corporation (collectively, the “Issuer”), the Guarantors party hereto and The Bank of New York Mellon Trust Company, N.A., as Trustee.

W I T N E S S E T H

WHEREAS, the Issuer, the Guarantors (as defined in the Existing Indenture referred to below) and the Trustee have entered into an Indenture, dated as of October 6, 2010 (the “Existing Indenture”), providing for the issuance of $335,905,000 aggregate principal amount of 15% Senior Secured Second Lien Notes due 2021 (the “Initial Second Lien Notes”);

WHEREAS, Section 9.01 of the Existing Indenture provides, among other things, that the Issuer, the Guarantors and the Trustee may amend the Existing Indenture to provide for the issuance of additional series of debt of the Issuer constituting Required Debt in accordance with the Existing Indenture; and

WHEREAS, the Issuer has duly authorized the creation of an issue of $350,000,000 aggregate principal amount of 15% Senior Secured Second Lien Notes due 2021, Series B (the “Initial Series B Second Lien Notes”);

WHEREAS, as disclosed in the Offering Memorandum (defined herein), the Issuer intends to apply $153,978,825 of the net proceeds of the offering of the Initial Series B Second Lien Notes (the “Concurrent Purchase Proceeds”) to repurchase and retire, on or about the Series B Second Lien Notes Issue Date (defined herein), approximately $226 million principal amount of the Issuer’s existing 10.25% Senior Notes due 2015 and 10.25% Senior Notes due 2015, Series B, acquired by an initial purchaser in connection with the offering of the Initial Series B Second Lien Notes (the “Concurrent Note Purchase”), with the remaining $189,021,175 of the net proceeds of the offering to be deposited into the Escrow Account (defined herein);

WHEREAS, the Issuer and the Guarantors desire to amend the Existing Indenture to provide for the issuance of the Initial Series B Second Lien Notes and to make certain other changes that provide additional rights or benefits to the holders of the Initial Second Lien Notes;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of all Persons who are now or hereafter become Holders of Second Lien Notes and Series B Second Lien Notes, hereby enter into this First Supplemental Indenture and agree as follows:

Section 1. DEFINITIONS.

1.1 Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Existing Indenture.

1.2 For all purposes of this First Supplemental Indenture, except as otherwise herein expressly provided or unless the context otherwise requires: (i) the words “herein,” “hereof” and “hereby” and other words of similar import used in this First Supplemental Indenture refer to this First Supplemental Indenture as a whole and not to any particular section hereof and (ii) the terms and expressions used herein shall have the same meanings as corresponding terms and expressions used in the Existing Indenture.

Section 2. CHANGES TO CERTAIN PROVISIONS

2.1 Amendments to Article 1.

(a) The following definitions shall be added to Section 1.01 and replace any existing definitions (as applicable) in the Existing Indenture prior to the date hereof:

“144A Global Note” means a Global Note substantially in the form of Exhibit A-1 (in the case of the Second Lien Notes) or Exhibit A-2 (in the case of the Series B Second Lien Notes) hereto, as the case may be, bearing the Global Note Legend, the Private Placement Legend and the Tax Legend (if applicable) and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

“Additional Interest” means all additional interest then owing pursuant to the applicable Registration Rights Agreement.

“Additional Second Lien Notes” means additional Second Lien Notes (other than the Initial Second Lien Notes and Exchange Notes issued in exchange for such Initial Second Lien Notes) issued from time to time under this Indenture in accordance with Sections 2.01(d), 2.02, 4.09 and 4.12 hereof, as part of the same series as the Initial Second Lien Notes.

“Additional Notes” means Additional Second Lien Notes and Additional Series B Second Lien Notes.

“Additional Series B Second Lien Notes” means additional Series B Second Lien Notes (other than the Initial Series B Second Lien Notes and Exchange Notes issued in exchange for such Initial Series B Second Lien Notes) issued from time to time under this Indenture in accordance with Sections 2.01(d), 2.02, 4.09 and 4.12 hereof, as part of the same series as the Initial Series B Second Lien Notes; provided, that any Additional Series B Second Lien Notes must either (a) be issued for cash and all of such cash proceeds must be deposited into the Escrow Account or an escrow account that is subject to the same terms and conditions as those of the Escrow Agreement, including those relating to permitted use of escrowed funds, or (b) following such time as all funds in the Escrow Account or such other escrow account have been finally applied for the purposes permitted under Section 4.20 hereof and no further funds remain in such accounts, be issued in exchange solely for term loans outstanding under the TCEH Senior Secured Facilities and/or the Issuer’s 10.25% Senior Notes due 2015, 10.25% Senior Notes due 2015, Series B and/or 10.50%/11.25% Senior Toggle Notes due 2016, that are in all cases retired and cancelled concurrently with the issuance of such Additional Series B Second Lien Notes.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibit A-1 or Exhibit A-2 as applicable, hereto, except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Exchange Notes” means any notes issued in exchange for the Notes pursuant to the applicable Registration Rights Agreement or similar agreement.

“First Supplemental Indenture” means the First Supplemental Indenture, dated as of October 20, 2010, among the Issuer, the Guarantors and the Trustee.

“Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes deposited with or on behalf of and registered in the name of the Depositary or its nominee, substantially in the form of Exhibit A-1 (in the case of the Second Lien Notes) or Exhibit A-2 (in the case of the Series B Second Lien Notes) hereto, as the case may be, and that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, issued in accordance with Section 2.01, 2.06(a), 2.06(b)(iii), 2.06(b)(iv), 2.06(d)(ii), 2.06(d)(iii) or 2.06(f) hereof.

“Initial Notes” means the Initial Second Lien Notes and the Initial Series B Second Lien Notes.

“Initial Second Lien Notes” has the meaning set forth in the recitals hereto.

“Initial Series B Second Lien Notes” has the meaning set forth in the recitals hereto.

“Issue Date” means the first date on which any Notes are issued pursuant to this Indenture, which was October 6, 2010.

“Notes” means the Initial Second Lien Notes and the Initial Series B Second Lien Notes (including, in each case, any Exchange Notes issued in exchange therefor), and more particularly means any Note authenticated and delivered under this Indenture. For all purposes of this Indenture, the term “Notes” shall also include any Additional Second Lien Notes and Additional Series B Second Lien Notes that may be issued under this Indenture. The Second Lien Notes and the Series B Second Lien Notes (including, in each case, any Exchange Notes issued in exchange therefor) are separate series of Notes, but shall be treated as a single class for all purposes under this Indenture, except as set forth herein. For purposes of this Indenture, all references to Notes to be issued or authenticated upon transfer, replacement or exchange shall be deemed to refer to Notes of the applicable series.

“Offering Memorandum” means the offering memorandum, dated October 15, 2010, relating to the sale of the Initial Series B Second Lien Notes.

“Registration Rights Agreement” means, as applicable, (1) the Registration Rights Agreement relating to the Initial Second Lien Notes, dated as of the Issue Date among the Issuer, the Guarantors and the initial purchasers of the Initial Second Lien Notes, (2) the Registration Rights Agreement relating to the Initial Series B Second Lien Notes, dated as of the date of the First Supplemental Indenture, among the Issuer, the Guarantors and the initial purchasers of the Initial Series B Second Lien Notes and (3) with respect to any Additional Notes, any registration rights agreement among the Issuer and the other parties thereto relating to the registration by the Issuer of such Additional Notes under the Securities Act.

“Regulation S Global Note” means a Global Note in the form of Exhibit A-1 (in the case of the Second Lien Notes) or Exhibit A-2 (in the case of the Series B Second Lien Notes) hereto, bearing the Global Note Legend, the Private Placement Legend and the Tax Legend (if applicable) and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Regulation S of the applicable series.

“Second Lien Notes” means the Initial Second Lien Notes and any Additional Second Lien Notes.

“Series B Second Lien Notes Issue Date” means the first date on which any Series B Second Lien Notes were issued pursuant to the First Supplemental Indenture.

“Series B Second Lien Notes” means the Initial Series B Second Lien Notes and any Additional Series B Second Lien Notes.

“Unrestricted Global Note” means a Global Note, substantially in the form of Exhibit A-1 (in the case of the Second Lien Notes) or Exhibit A-2 (in the case of the Series B Second Lien Notes) hereto, that bears the Global Note Legend and the Tax Legend (if applicable) and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing Global Notes that do not bear and are not required to bear the Private Placement Legend.

(b) The following definitions shall be added to Section 1.01 and shall be applicable solely with respect to the Series B Second Lien Notes:

“Escrow Account” shall have the meaning ascribed in the Escrow Agreement.

“Escrow Agent” shall have the meaning ascribed in the Escrow Agreement.

“Escrow Agreement” means, the Pledge and Escrow Agreement, dated as of October 20, 2010, is by and among TCEH and TCEH Finance, as pledgors, The Bank of New York Mellon Trust Company, N.A., in its capacity as trustee under the First Supplemental Indenture and any other Eligible Supplemental Indenture (as defined therein) that may be entered into, and The Bank of New York Mellon Trust Company, N.A., in its capacity as escrow agent (the “Escrow Agent”).

“Escrow Proceeds Offer” shall have the meaning specified in Section 4.20(d).

“Excess Escrow Proceeds Use Notice” shall have the meaning ascribed in the Escrow Agreement.

“Required Debt” means, with respect to any action, on any date, the outstanding principal amount of:

(1) the Notes (including any Additional Notes); and

(2) securities that constitute Pari Passu Secured Indebtedness designated as Required Debt in any Officer’s Certificate delivered to the Trustee at such date, other than, in each case, any such debt beneficially owned by the Issuer or its Affiliates, voting as a single class, except to the extent prohibited by law; provided that (a) Required Debt shall only include debt described in clause (2) of this definition to the extent such debt would require the consent of the holders of the debt described in this definition voting as a single class to take such action, except to the extent described below in clauses (b) and (c); (b) if any amendment, waiver or other action would disproportionately affect the holders of the Second Lien Notes, the Series B Second Lien Notes or any other series of Pari Passu Secured Indebtedness, Required Debt shall mean the Second Lien Notes, the Series B Second Lien Notes or such other series of Pari Passu Secured Indebtedness, as the case may be, voting as a single class and the debt described in clauses (1) and (2) voting as a single class, and (c) if any amendment, waiver or other action would affect (i) only the Second Lien Notes, (ii) only the Series B Second Lien Notes or (iii) only any other series of Pari Passu Secured Indebtedness, Required Debt shall mean the Second Lien Notes, the Series B Second Lien Notes or such other series of Pari Passu Secured Indebtedness, as the case may be, voting as a single class without any other series of debt.

Notwithstanding the foregoing, with respect to the taking of any action with respect to a Default or an Event of Default or the exercise of any rights or remedies with respect to an Event of Default,

Required Debt shall mean the Second Lien Notes, the Series B Second Lien Notes and any other series of Pari Passu Secured Indebtedness described in clause (2) of this definition voting together, only to the extent such Default or Event of Default applies to each such series of debt in the same manner and only to the extent the holders of each such series of debt have the right to take such action or exercise such rights or remedies.

(c) The following definitions shall be added to the table in Section 1.02:

Term	Defined in Section

“Escrow Offer Amount”	4.20(e)(i)
“Escrow Offer Period”	4.20(e)(i)
“Escrow Offer Purchase Date”	4.20(e)(i)
“Escrow Proceeds Offer”	4.20(d)

2.2 Amendments to Article 2.

2.2.1	Paragraph (a) of Section 2.01 shall be deleted and replaced with the following:

(a) General. The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A-1 (in the case of the Second Lien Notes) or Exhibit A-2 (in the case of the Series B Second Lien Notes) hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rules or usage. Each Note shall be dated the date of its authentication. The Notes shall be in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

2.2.2	Paragraph (b) of Section 2.01 shall be deleted and replaced with the following:

(b) Global Notes. Notes issued in global form shall be substantially in the form of Exhibit A-1 (in the case of the Second Lien Notes) or Exhibit A-2 (in the case of the Series B Second Lien Notes) hereto (including, in each case, the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A-1 (in the case of the Second Lien Notes) or Exhibit A-2 (in the case of the Series B Second Lien Notes) hereto (but without, in each case, the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified in the “Schedule of Exchanges of Interests in the Global Note” attached thereto and each shall provide that it shall represent up to the aggregate principal amount of Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as applicable, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

2.2.3	The fourth paragraph of paragraph (d) of Section 2.01 shall be deleted and replaced with the following:

Additional Notes of any series ranking pari passu with the Initial Notes of such series may be created and issued from time to time by the Issuer without notice to or consent of the Holders and shall be consolidated with and form a single class with the Initial Notes of such series and shall have the same terms as to status, redemption or otherwise as the Initial Notes of such series; provided that the Issuer’s ability to issue Additional Notes shall be subject, among other things, to the Issuer’s compliance with Sections 4.09 and 4.12 hereof. The Second Lien Notes and the Series B Second Lien Notes are each a separate series of Notes but shall be treated as a single class of securities under this Indenture, except as otherwise stated herein. As a result, except as otherwise provided for in this Indenture, Holders of each series of Notes will not have separate rights to, among other things, give notice of Defaults or to direct the Trustee to exercise remedies during an Event of Default or otherwise. Except as otherwise stated herein, the Notes offered by the Issuer and any Additional Notes subsequently issued under this Indenture shall be treated as a single class for all purposes under this Indenture, including waivers, amendments, redemptions and offers to purchase. Unless the context requires otherwise, references to “Notes” for all purposes under this Indenture include any Additional Notes that are actually issued. Any Additional Notes shall be issued with the benefit of an indenture supplemental to this Indenture. Each series of Notes are a separate series of debt, but will be treated as a single class with other series of Required Debt for certain actions and voting as set forth in this Indenture.

2.2.4	Section 2.02 shall be deleted and replaced with the following:

At least one Officer shall execute the Notes on behalf of the Issuer by manual or facsimile signature.

If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

A Note shall not be entitled to any benefit under this Indenture or be valid or obligatory for any purpose until authenticated substantially in the form of Exhibit A-1 (in the case of the Second Lien Notes) or Exhibit A-2 (in the case of the Series B Second Lien Notes) hereto, as the case may be, by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been duly authenticated and delivered under this Indenture.

On the Issue Date, the Trustee shall, upon receipt of a written order of the Issuer signed by an Officer (an “Issuer Authentication Order”) authenticate and deliver the Initial Second Lien Notes specified in such Issuer Authentication Order. On the date of this First Supplemental Indenture, the Trustee shall, upon receipt of an Issuer Authentication Order, authenticate and deliver the Initial Series B Second Lien Notes. In addition, at any time, and from time to time, the Trustee shall, upon receipt of an Issuer Authentication Order, authenticate and deliver any Additional Notes or Exchange Notes, for an aggregate principal amount specified in such Issuer Authentication Order for such Additional Notes or Exchange Notes.

The Trustee may appoint an authenticating agent acceptable to the Issuer to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Issuer.

2.3 Amendments to Article 3.

2.3.1	Section 3.01 shall be deleted and replaced with the following:

If the Issuer elects to redeem the Second Lien Notes or the Series B Second Lien Notes, as the case may be, pursuant to Section 3.07 hereof, it shall furnish to the Trustee, at least five Business Days (or such lesser number of days as shall be acceptable to the Trustee) before notice of redemption is required to be mailed or caused to be mailed to Holders pursuant to Section 3.03 hereof but not more than 60 days before a Redemption Date, an Officer’s Certificate setting forth (i) the paragraph or subparagraph of such Notes and/or Section of this Indenture pursuant to which the redemption shall occur, (ii) the Redemption Date, (iii) the principal amount of the series of Notes to be redeemed and (iv) the redemption price.

2.3.2	Paragraph (a) of Section 3.02 shall be deleted and replaced with the following:

If less than all of the Second Lien Notes or the Series B Second Lien Notes, as the case may be, are to be redeemed or purchased in an offer to purchase at any time, the Trustee shall select the Notes of such series to be redeemed or purchased (a) if the series of Notes to be redeemed are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which such series of Notes are listed, (b) on a pro rata basis to the extent practicable or (c) by lot or such similar method in accordance with the procedures of DTC.

2.3.3	Section 3.06 shall be deleted and replaced with the following:

Upon surrender of a Note that is redeemed or purchased in part, the Issuer shall issue and, upon receipt of an Issuer Authentication Order, the Trustee shall authenticate for the Holder at the expense of the Issuer a new Note of the same series equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered representing the same indebtedness to the extent not redeemed or purchased; provided that each new Second Lien Note and Series B Second Lien Note shall be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. It is understood that, notwithstanding anything in this Indenture to the contrary, only an Issuer Authentication Order and not an Opinion of Counsel or Officer’s Certificate is required for the Trustee to authenticate such new Note.

2.3.4	Section 3.07 shall be deleted and replaced with the following:

(a) At any time prior to October 1, 2015, the Issuer may redeem each series of Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the series of Notes to be redeemed plus the Applicable Premium as of, and accrued and unpaid interest and Additional Interest, if any, to, the applicable date of redemption (the “Redemption Date”), subject to the right of Holders of such series of Notes of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date.

(b) Prior to October 1, 2013, the Issuer may, at its option, on one or more occasions, redeem up to 35% of the aggregate principal amount of each series of Notes at a redemption price equal to 115.00%, in the case of the Second Lien Notes, or 115.00%, in the case of the Series B Second Lien Notes, of the aggregate principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, to the Redemption Date, subject to the right of Holders of the series of Notes to be redeemed of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date, with the net cash proceeds of one or more Equity Offerings; provided that at least 50% of the sum of the original aggregate principal amount of such series of Notes issued under this Indenture and any Additional Notes of such series of Notes issued under this Indenture remains outstanding immediately after the occurrence of each such redemption; and provided further that each such redemption occurs within 90 days of the date of closing of each such Equity Offering. Notice of any redemption upon any Equity Offerings may be given prior to the redemption thereof, and any such redemption or notice may, at the Issuer’s option and discretion, be subject to one or more conditions precedent, including, but not limited to, completion of the related Equity Offering.

(c) Except pursuant to clause (a) and (b) of this Section 3.07, the Notes will not be redeemable at the Issuer’s option prior to October 1, 2015.

(d) From and after October 1, 2015, the Issuer may redeem each series of Notes, in whole or in part at the redemption prices (expressed as percentages of principal amount of the series of Notes to be redeemed) set forth below, plus accrued and unpaid interest and Additional Interest, if any, to the applicable Redemption Date, subject to the right of Holders of such series of Notes of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date if redeemed during the twelve-month period beginning on October 1 of each of the years indicated below:

Second Lien Notes:

Year	Percentage
2015	107.50%
2016	105.00%
2017	102.50%
2018 and thereafter	100.00%

Series B Second Lien Notes:

Year	Percentage
2015	107.50%
2016	105.00%
2017	102.50%
2018 and thereafter	100.00%

Notice of any redemption may be given prior to the redemption thereof, and any such redemption or notice may, at the Issuer’s option and discretion, be subject to one or more conditions precedent.

(e) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

2.4 Amendments to Article 4.

(a) The following amendments specified in subsections 2.4.1 through 2.4.8 hereof shall be made to Article 4 of the Existing Indenture with respect to the Second Lien Notes and the Series B Second Lien Notes:

2.4.1	Paragraph (b)(17) of Section 4.07 shall be amended to add the words “outstanding on the Issue Date” after the words “EFH Corp. Notes” in subclause (A)(x) thereof.

2.4.2	Paragraph (b)(1) of Section 4.09 shall be amended by deleting clauses (a) and (b) thereof and replacing such clauses with the following:

(a) the Series B Second Lien Notes and, without duplication, the related Subsidiary Guarantees issued on the Series B Second Lien Notes Issue Date and (b) the Second Lien Notes and, without duplication, the related Subsidiary Guarantees thereof issued on the Issue Date, in each case to the extent not classified as incurred under Section 4.09(b)(12)(b) hereof) under

2.4.3	Paragraph (b)(2) of Section 4.09 shall be deleted and replaced with the words “Intentionally Omitted.”

2.4.4	Paragraph (b)(3) of Section 4.09 shall be deleted and replaced with the following:

(3) Indebtedness of TCEH and its Restricted Subsidiaries in existence on the Issue Date (other than Indebtedness described in clauses (1) and (2) of this Section 4.09(b) and any Indebtedness outstanding under the TCEH Senior Secured Facilities on the Issue Date), including the Existing Notes (including any PIK interest which may be paid with respect thereto and guarantees thereof);

2.4.5	Paragraph (b)(12) of Section 4.09 shall be amended by deleting the parenthetical contained in clause (b) thereof and replacing it the following:

(which shall include (x) the Series B Second Lien Notes and, without duplication, the related Subsidiary Guarantees issued on the Series B Second Lien Notes Issue Date and (y) the Second Lien Notes and, without duplication, the related Subsidiary Guarantees thereof issued on the Issue Date, in each case to the extent not classified as incurred under Section 4.09(b)(1) hereof)

2.4.6	Paragraph (j) of Section 4.10 shall be deleted and replaced with the following:

(j) Pending the final application of any Net Proceeds pursuant to this Section 4.10, the holder of such Net Proceeds may apply such Net Proceeds temporarily to reduce Indebtedness outstanding under a revolving credit facility or otherwise invest such Net Proceeds in any manner not prohibited by this Indenture.

2.4.7	Clauses (a) and (b) of the first paragraph of Section 4.12 shall be deleted and replaced with the following:

(a) Liens securing the Second Lien Notes and the related subsidiary guarantees thereof issued on the Issue Date, (b) Liens securing Indebtedness permitted to be incurred under Credit Facilities, including any letter of credit relating thereto and the Series B Second Lien Notes and the Subsidiary Guarantees, that was permitted by the terms of this Indenture to be incurred pursuant to Section 4.09(b)(1) hereof and

2.4.8	Section 4.19 of the Existing Indenture shall be deleted and replaced with the following:

The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any cash consideration to or for the benefit of any Holder of Required Debt for any consent, waiver or amendment of any of the terms or provisions of this Indenture, the Notes of any series or the Security Documents unless such consideration is offered to be paid and is paid to all Holders of Required Debt that are QIBs and that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

(b) The following amendment specified in subsection 2.4.9 hereof shall be made to Article 4 of the Existing Indenture solely with respect to the Series B Second Lien Notes:

2.4.9	The following Section 4.20 shall be added to the Indenture but shall be applicable solely with respect to the Series B Second Lien Notes:

Section 4.20 Escrow of Proceeds; Escrow Proceeds Offer.

(a) Immediately upon the issuance of the Initial Series B Second Lien Notes or any Additional Series B Second Lien Notes, the Issuer shall deposit all cash proceeds from such issuance into the Escrow Account (or, if the Escrow Agreement is no longer in effect, an escrow account that is subject to the same terms and conditions as those of the Escrow Agreement, including those relating to permitted use of escrowed funds); provided, however, that with respect to the issuance of the Initial Series B Second Lien Notes, the amount of cash proceeds to be deposited into the Escrow Account shall be $189,021,175, together with any Concurrent Purchase Proceeds that are not applied to a Concurrent Note Purchase within 10 Business Days following the Series B Second Lien Notes Issue Date.

(b) All of the 10.25% Senior Notes due 2015 and 10.25% Senior Notes due 2015, Series B that are repurchased by the Issuer on the Series B Second Lien Notes Issue Date or within 10 Business Days thereof in connection with a Concurrent Note Purchase shall be immediately retired and cancelled, and evidence of such retirement and cancellation shall be provided to the Trustee.

(c) Prior to March 31, 2013, so long as no Event of Default has occurred and is continuing, the Issuer shall be permitted to request that funds be released from the Escrow Account and transferred to or at the direction of the Issuer only to fund the payment, repayment or prepayment of term loans outstanding under the TCEH Senior Secured Facilities or to repurchase principal amounts outstanding under the Issuer’s 10.25% Senior Notes due 2015, 10.25% Senior Notes due 2015, Series B or 10.50%/11.25% Senior Toggle Notes due 2016, and the Issuer shall not request that funds be released from the Escrow Account and transferred to or at the direction of the Issuer for any other purpose. In the event that any funds released from the Escrow Account at the request of the Issuer are not applied for the purposes set forth in this Section 4.20(c) within 10 Business Days after such release and transfer, the Issuer shall return such funds to the Escrow Account in accordance with the terms of the Escrow Agreement. Additionally, the Issuer shall cause any Concurrent Purchase Proceeds that have not been applied to a Concurrent Note Purchase by the 10th Business Day following the Series B Second Lien Notes Issue Date to be deposited into the Escrow Account in accordance with the terms of the Escrow Agreement.

(d) In the event that on March 31, 2013, any funds in the Escrow Account have not been released in accordance with Section 4.20(c) hereof, the Issuer shall make an offer (the “Escrow Proceeds Offer”) to purchase the maximum principal amount of Series B Second Lien Notes that may be purchased using such unused escrow funds, at a purchase price of 100% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, to the purchase date. The Issuer shall fund the payment of accrued and unpaid interest and Additional Interest, if any, to the purchase date, with respect to any Series B Second Lien Notes purchased in the Escrow Proceeds Offer, as well as any expenses of the Escrow Proceeds Offer, with funds other than the Escrow Proceeds.

i. Within five (5) Business Days following March 31, 2013, the Issuer shall send notice of such Escrow Proceeds Offer, if required, to each Holder of Series B Second Lien Notes in the manner set forth in Section 4.20(e) hereof, with a copy to the Trustee.

ii. Upon the expiration of the Offer Period for such Escrow Proceeds Offer, the Issuer shall deliver an Officer’s Certificate to the Trustee, setting forth (1) the aggregate principal amount of Series B Second Lien Notes tendered in such Escrow Proceeds Offer, (2) the aggregate principal amount of Series B Second Lien Notes to be purchased in such Escrow Proceeds Offer and the corresponding amount of Escrow Proceeds to be released from the Escrow Account to fund such purchase, (3) the remaining amount of funds in the Escrow Account, if any, and (4) the Escrow Offer Purchase Date.

iii. On the Escrow Offer Purchase Date for the Escrow Proceeds Offer, the Issuer shall deliver any Series B Second Lien Notes purchased in the Escrow Proceeds Offer to the Trustee for cancellation. Upon such cancellation, the Trustee shall execute and deliver to the Escrow Agent the Excess Escrow Proceeds Use Notice.

(e) In the event that, pursuant to this Section 4.20, the Issuer shall be required to commence an Escrow Proceeds Offer with respect to the Series B Second Lien Notes, it shall follow the procedures specified below.

i. The Escrow Proceeds Offer shall remain open for a period of not less than 20 Business Days or greater than 40 Business Days following its commencement, except to the extent that a longer period is required by applicable law (the “Escrow Offer Period”). No later than five Business Days after the termination of the Escrow Offer Period (the “Escrow Offer Purchase Date”), the Issuer shall apply all Escrow Proceeds (the “Escrow Offer Amount”), to the purchase of Series B Second Lien Notes tendered in response to the Escrow Proceeds Offer. Payment for any Series B Second Lien Notes so purchased shall be made in the same manner as interest payments are made.

ii. If the Escrow Offer Purchase Date is on or after a Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest up to but excluding the Purchase Date, shall be paid to the Person in whose name a Series B Second Lien Note is registered at the close of business on such Record Date, and no additional interest shall be payable to Holders who tender Series B Second Lien Notes pursuant to the Escrow Proceeds Offer.

iii. Upon the commencement of an Escrow Proceeds Offer, the Issuer shall send, by first-class mail, a notice to each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to such Escrow Proceeds Offer. Any Escrow Proceeds Offer shall be made to all Holders of Series B Second Lien Notes. The notice, which shall govern the terms of the Escrow Proceeds Offer, shall state:

(A) that the Escrow Proceeds Offer is being made pursuant to this Section 4.20, and the length of time the Escrow Proceeds Offer shall remain open;

(B) the Escrow Offer Amount, the purchase price and the Escrow Offer Purchase Date;

(C) that the Issuer shall fund the payment of accrued and unpaid interest and Additional Interest, if any, to the Escrow Offer Purchase Date, with respect to any Series B Second Lien Notes purchased in the Escrow Proceeds Offer, as well as any expenses of the Escrow Proceeds Offer, with funds other than the Escrow Proceeds;

(D) that any Series B Second Lien Note not tendered or accepted for payment shall continue to accrue interest;

(E) that, unless the Issuer defaults in making such payment, any Series B Second Lien Note accepted for payment pursuant to the Escrow Proceeds Offer shall cease to accrue interest on and after the Escrow Offer Purchase Date;

(F) that Holders electing to have a Series B Second Lien Note purchased pursuant to an Escrow Proceeds Offer, as applicable, may elect to have Series B Second Lien Notes purchased in the minimum amount of $2,000 or an integral multiple of $1,000 in excess thereof;

(G) that Holders electing to have a Series B Second Lien Note purchased pursuant to an Escrow Proceeds Offer shall be required to surrender the Series B Second Lien Note, with the form entitled “Option of Holder to Elect Purchase” attached to the Series B Second Lien Note completed, or transfer by book-entry transfer, to the Issuer, the Depositary, if appointed by the Issuer, or a Paying Agent at the address specified in the notice at least three days before the Escrow Offer Purchase Date;

(H) that Holders shall be entitled to withdraw their election if the Issuer, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Escrow Offer Period, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Series B Second Lien Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Series B Second Lien Note purchased;

(I) that if the aggregate principal amount of Series B Second Lien Notes surrendered by the holders thereof exceeds the Escrow Offer Amount, the Trustee shall select the Series B Second Lien Notes to be purchased on a pro rata basis based on the principal amount of the Series B Second Lien Notes tendered (with such adjustments as may be deemed appropriate by the Trustee so that only Series B Second Lien Notes in denominations of $2,000, or an integral multiple of $1,000 in excess thereof, shall be purchased); and

(J) that Holders whose Series B Second Lien Notes were purchased only in part shall be issued new Series B Second Lien Notes equal in principal amount to the unpurchased portion of the Series B Second Lien Notes surrendered (or transferred by book-entry transfer) representing the same indebtedness to the extent not repurchased.

iv. On or before the Escrow Offer Purchase Date, the Issuer shall, to the extent lawful, (1) accept for payment, on a pro rata basis to the extent necessary, the Escrow Offer Amount of Series B Second Lien Notes or portions thereof validly tendered pursuant to the Escrow Proceeds Offer, or if less than the Escrow Offer Amount has been tendered, all Series B Second Lien Notes tendered and (2) deliver or cause to be delivered to the Trustee the Series B Second Lien Notes properly accepted together with an Officer’s Certificate stating the aggregate principal amount of Series B Second Lien Notes or portions thereof so tendered.

v. The Issuer, the Depositary or the Paying Agent, as the case may be, shall promptly mail or deliver to each tendering Holder an amount equal to the purchase price of the Series B Second Lien Notes properly tendered by such Holder and accepted by the Issuer for purchase, and the Issuer shall promptly issue a new Series B Second Lien Note, and the Trustee, upon receipt of a Issuer Authentication Order, shall authenticate and mail or deliver (or cause to be transferred by book-entry) such new Series B Second Lien Note to such Holder (it being understood that, notwithstanding anything in this Indenture to the contrary, no Opinion of

Counsel or Officer’s Certificate is required for the Trustee to authenticate and mail or deliver such new Series B Second Lien Note) in a principal amount equal to any unpurchased portion of the Series B Second Lien Note surrendered representing the same indebtedness to the extent not repurchased; provided that each such new Series B Second Lien Note shall be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. Any Series B Second Lien Note not so accepted shall be promptly mailed or delivered by the Issuer to the Holder thereof. The Issuer shall publicly announce the results of the Escrow Proceeds Offer on or as soon as practicable after the Escrow Offer Purchase Date.

Other than as specifically provided in this Section 4.20, any Escrow Proceeds Offer shall be made pursuant to the applicable provisions of Sections 3.01 through 3.06 hereof.

(f) During the period beginning March 31, 2013 and continuing until the Escrow Agent has received the executed Excess Escrow Proceeds Use Notice, funds held in the Escrow Account may not be transferred to or at the direction of the Issuer and the Issuer shall not request that any funds held in the Escrow Account be so transferred. Following receipt of the Excess Escrow Proceeds Use Notice by the Escrow Agent, the Issuer may request that any remaining funds held in the Escrow Account be released and transferred for the purposes set forth in Section 4.20(c); provided, that in the event that any funds released from the Escrow Account at the request of the Issuer are not applied for the purposes set forth in Section 4.20(c) within 10 Business Days after such release and transfer, the Issuer shall return such funds to the Escrow Account in accordance with the terms of the Escrow Agreement.

(g) Promptly upon the payment, repayment or prepayment of term loans outstanding under the TCEH Senior Secured Facilities or to repurchase principal amounts outstanding under the Issuer’s 10.25% Senior Notes due 2015, 10.25% Senior Notes due 2015, Series B or 10.50%/11.25% Senior Toggle Notes due 2016 using funds released from the Escrow Account, the Issuer shall provide the Trustee with evidence reasonably satisfactory to it of such payment, repayment, prepayment or repurchase.

(h) Any indebtedness paid, repaid, prepaid or repurchased using funds held in the Escrow Account shall be immediately retired or cancelled, and the Issuer shall provide the Trustee with evidence reasonably satisfactory to it of such retirement or cancellation.

(i) The Trustee may, but is not obligated to, unless acting at the direction of the Holders of at least a majority in principal amount of the outstanding Series B Second Lien Notes, request that all or a portion of the funds held in the Escrow Account be released and delivered to the Trustee or otherwise as the Trustee shall direct to the Escrow Agent, upon the occurrence of an Event of Default specified in Section 6.01(a)(3)(b) hereof or if an Event of Default that could result in the acceleration of the payment of principal, interest, premium, if any, of the Series B Second Lien Notes has occurred and is continuing. During the continuation of such Event of Default, funds held in the Escrow Account may not be transferred to or at the direction of the Issuer and the Issuer shall not request that any funds held in the Escrow Account be so transferred.

2.5 Amendments to Article 5.

The references to “Registration Rights Agreement” contained in Section 5.01(a)(2) and (a)(5) of the Existing Indenture shall be deleted and replaced with “Registration Rights Agreements.”

2.6 Amendments to Article 6.

(a) The following amendments specified in subsections 2.6.1 through 2.6.4 hereof shall be made to Article 6 of the Existing Indenture with respect to the Second Lien Notes and the Series B Second Lien Notes:

2.6.1	The introductory clause of paragraph (a) of Section 6.01 shall be amended by inserting the words “with respect to any series of Notes” after “wherever used herein.”

2.6.2	Paragraphs (a)(1), (a)(2) and (a)(3) of Section 6.01 shall be amended by inserting the words “of such series” after references to “the Notes” that appear in such paragraphs.

2.6.3	The first sentence of the first paragraph of Section 6.02 shall be amended by insering inserting the words “of the affected series” after “the then outstanding Notes.”

2.6.4	Section 6.08 shall be amended by inserting the words “of the applicable series” after “the Notes.”

(b) The following amendments specified in subsections 2.6.5 and 2.6.6 hereof shall be made to Article 6 of the Existing Indenture but shall be applicable solely with respect to the Series B Second Lien Notes:

2.6.5	Paragraph (a)(3) of Section 6.01 shall be amended solely with respect to the Series B Second Lien Notes by adding the following clause (b):

(3) (b) failure by the Issuer to apply any funds released from the Escrow Account in accordance with the Escrow Agreement (including to consummate an Escrow Proceeds Offer) or to deposit or return such funds to the Escrow Account in accordance with the Escrow Agreement.

2.6.6	Section 6.07 shall be amended solely with respect to the Series B Second Lien Notes by inserting the words “or an Escrow Proceeds Offer” at the end of the parenthetical clause contained therein.

2.7 Amendments to Article 9.

2.7.1	Paragraph (a)(11) of Section 9.01 shall be deleted and replaced with the following:

(11) to conform the text of this Indenture, the Guarantees, the Notes or any Security Document to any provision of (a) in the case of the Second Lien Notes, the “Description of the Notes” (in Appendix B to the Exchange Agreement), or (b) in the case of the Series B Second Lien Notes, the “Description of the Notes” section of the Offering Memorandum, in either case, to the extent that such provision in the applicable “Description of the Notes” was intended to be a verbatim recitation of a provision of this Indenture, the Guarantees, the Notes or any Security Document;

2.7.2	The penultimate paragraph of Section 9.01 shall be deleted and replaced with the following:

Notwithstanding Section 9.02 of this Indenture, the Issuer, the Guarantors and the Trustee may amend or supplement this Indenture at any time after the Issue Date, without the consent of any Holder, to provide for the issuance of Additional Notes or additional series of debt of the Issuer constituting Required Debt in accordance with this Indenture; provided that such Additional Notes or additional series of debt is issued in compliance with the provisions of this Indenture, including those described in Sections 4.09 and 4.12, and such amendments or supplements are limited to changes necessary or appropriate in order to issue such Additional Notes or debt under this Indenture.

2.8 Amendments to Article 10.

2.8.1	The first clause of Section 10.06 shall be amended by inserting the words “other than the Parent Guarantor” after “Guarantor”.

2.9 Amendments to Exhibits.

2.9.1	Exhibit A-2 to this First Supplemental Indenture shall be added to the Existing Indenture.

2.9.2	Exhibits B, C and D to the Existing Indenture shall be deleted and replaced by Exhibits B, C and D to this First Supplemental Indenture.

2.10 Other Amendments.

2.10.1	References to “Exhibit A” shall be replaced with “Exhibit A-1”.

Section 3.	RATIFICATION OF EXISTING INDENTURE; FIRST SUPPLEMENTAL INDENTURE PART OF EXISTING INDENTURE.

Except as expressly amended hereby, the Existing Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. Upon the execution and delivery of this First Supplemental Indenture by the Issuer, the Guarantors and the Trustee, this First Supplemental Indenture shall form a part of the Existing Indenture for all purposes, and the Issuer, the Guarantors, the Trustee and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby. Any and all references to the Existing Indenture, whether within the Existing Indenture or in any notice, certificate or other instrument or document, shall be deemed to include a reference to this First Supplemental Indenture (whether or not made), unless the context shall otherwise require.

Section 4.	NO EXCHANGE OF EXISTING NOTES REQUIRED.

The execution of this First Supplemental Indenture shall not require the exchange of or modification to the certificates representing Notes existing prior to the date hereof.

Section 5.	GOVERNING LAW.

THIS FIRST SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 6.	COUNTERPARTS.

The parties may sign any number of copies of this First Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 7.	EFFECT OF HEADINGS.

The Section headings herein are for convenience only and shall not affect the construction hereof.

Section 8.	THE TRUSTEE.

The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this First Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Issuer.

Section 9.	BENEFITS OF FIRST SUPPLEMENTAL INDENTURE.

Nothing in this First Supplemental Indenture, the Existing Indenture or the Notes express or implied, shall give to any Person, other than the parties hereto and thereto and their successors hereunder and thereunder, any Paying Agent, any Registrar and the Holders any benefit of any legal or equitable right, remedy or claim under the Existing Indenture, this First Supplemental Indenture or the Notes.

Section 10.	SUCCESSORS.

All agreements of the Issuer in this First Supplemental Indenture shall bind its Successors. All agreements of the Trustee in this First Supplemental Indenture shall bind its successors.

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, all as of the date first above written.

TEXAS COMPETITIVE ELECTRIC HOLDINGS COMPANY LLC

By:	/s/ Anthony R. Horton
Name: Anthony R. Horton
Title: Treasurer and Assistant Secretary

SIGNATURE PAGE TO SUPPLEMENTAL INDENTURE

TCEH FINANCE, INC.

By:	/s/ Anthony R. Horton
Name: Anthony R. Horton
Title: Treasurer

SIGNATURE PAGE TO SUPPLEMENTAL INDENTURE

ENERGY FUTURE COMPETITIVE HOLDINGS COMPANY

By:	/s/ Anthony R. Horton
Name: Anthony R. Horton
Title: Treasurer

SIGNATURE PAGE TO SUPPLEMENTAL INDENTURE

BIG BROWN 3 POWER COMPANY LLC
BIG BROWN LIGNITE COMPANY LLC
BIG BROWN POWER COMPANY LLC
COLLIN POWER COMPANY LLC
DECORDOVA POWER COMPANY LLC
GENERATION MT COMPANY LLC
GENERATION SVC COMPANY
LAKE CREEK 3 POWER COMPANY LLC
LUMINANT BIG BROWN MINING COMPANY LLC
LUMINANT ENERGY COMPANY LLC
LUMINANT ENERGY SERVICES COMPANY
LUMINANT ENERGY TRADING CALIFORNIA COMPANY
LUMINANT ET SERVICES COMPANY
LUMINANT GENERATION COMPANY LLC
LUMINANT HOLDING COMPANY LLC
LUMINANT MINERAL DEVELOPMENT COMPANY LLC
LUMINANT MINING COMPANY LLC
LUMINANT MINING SERVICES COMPANY
LUMINANT POWER SERVICES COMPANY
LUMINANT RENEWABLES COMPANY LLC
MARTIN LAKE 4 POWER COMPANY LLC
MONTICELLO 4 POWER COMPANY LLC
MORGAN CREEK 7 POWER COMPANY LLC
NCA RESOURCES DEVELOPMENT COMPANY LLC
OAK GROVE MANAGEMENT COMPANY LLC
OAK GROVE MINING COMPANY LLC
OAK GROVE POWER COMPANY LLC
SANDOW POWER COMPANY LLC
TRADINGHOUSE 3 & 4 POWER COMPANY LLC
TRADINGHOUSE POWER COMPANY LLC
TXU ENERGY RETAIL COMPANY LLC
TXU ENERGY SOLUTIONS COMPANY LLC
TXU RETAIL SERVICES COMPANY
TXU SEM COMPANY
TXU SESCO COMPANY LLC
TXU SESCO ENERGY SERVICES COMPANY
VALLEY NG POWER COMPANY LLC VALLEY POWER COMPANY LLC

By:	/s/ Anthony R. Horton
Name: Anthony R. Horton
Title: Treasurer

SIGNATURE PAGE TO SUPPLEMENTAL INDENTURE

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Julie Hoffman-Ramos
Name: Julie Hoffman-Ramos
Title: Senior Associate

SIGNATURE PAGE TO SUPPLEMENTAL INDENTURE

EXHIBIT A-2

[Face of Series B Second Lien Note]

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Tax Legend, if applicable pursuant to the provisions of the Indenture]

CUSIP [            ]

ISIN [            ]1

[RULE 144A] [REGULATION S] GLOBAL NOTE

15% Senior Secured Second Lien Notes due 2021, Series B

No.	[$ ]

TEXAS COMPETITIVE ELECTRIC HOLDINGS COMPANY LLC

TCEH FINANCE, INC.

promise to pay to CEDE & CO. or registered assigns, the principal sum [set forth on the Schedule of Exchanges of Interests in the Global Note attached hereto] [of                                          United States Dollars ($[            ] on April 1, 2021.

Interest Payment Dates: January 1, April 1, July 1 and October 1, commencing January 1, 2011

Record Dates: December 15, March 15, June 15 and September 15

[SIGNATURE PAGE FOLLOWS]

[1]	Rule 144A Note CUSIP:882330 ACK9

Rule 144A Note ISIN:US882330AK99

Regulation S Note CUSIP:U88235 AF0

Regulation S Note ISIN:USU88235AF08

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IN WITNESS HEREOF, the Issuer has caused this instrument to be duly executed.

Dated:                     , 20

TEXAS COMPETITIVE ELECTRIC HOLDINGS COMPANY LLC

By:
Name:
Title:

TCEH FINANCE, INC.

By:
Name:
Title:

SIGNATURE PAGE TO GLOBAL [144A] [REGULATION S] SERIES B SECOND LIEN NOTE

This is one of the Series B Second Lien Notes referred to in the within-mentioned Indenture:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
Authorized Signatory

SIGNATURE PAGE TO GLOBAL [144A] [REGULATION S] SERIES B SECOND LIEN NOTE

[Back of Series B Second Lien Note]

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(1) INTEREST. Texas Competitive Electric Holdings Company LLC, a Delaware limited liability company and TCEH Finance, Inc., a Delaware corporation (collectively, the “Issuer”), promise to pay interest on the principal amount of this Series B Second Lien Note at 15% per annum from October 20, 2010 until maturity and shall pay Additional Interest, if any, payable pursuant to the Registration Rights Agreement referred to below. The Issuer will pay interest and Additional Interest, if any, quarterly in arrears on January 1, April 1, July 1 and October 1 of each year, commencing January 1, 2011, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”) without interest accruing on the amount then so payable from such day that is not a Business Day until such Business Day. Interest on the Series B Second Lien Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from October 20, 2010. The Issuer will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the interest rate on the Series B Second Lien Notes; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Additional Interest, if any, (without regard to any applicable grace periods) from time to time on demand at the interest rate on the Series B Second Lien Notes. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

(2) METHOD OF PAYMENT. The Issuer will pay interest on the Series B Second Lien Notes and Additional Interest, if any, to the Persons who are registered Holders of Series B Second Lien Notes at the close of business on the December 15, March 15,June 15 and September 15 (whether or not a Business Day), as the case may be, next preceding the Interest Payment Date, even if such Series B Second Lien Notes are canceled after such Record Date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. Payment of interest and Additional Interest, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium and Additional Interest, if any, on, all Global Notes and all other Series B Second Lien Notes the Holders of which shall have provided wire transfer instructions to the Issuer or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

(3) PAYING AGENT AND REGISTRAR. Initially, The Bank of New York Mellon Trust Company, N.A., the Trustee under the Indenture, will act as Paying Agent and Registrar. The Issuer may change any Paying Agent or Registrar without notice to the Holders. The Issuer or any of its Subsidiaries may act in any such capacity.

(4) INDENTURE. The Issuer issued the Series B Second Lien Notes under an Indenture, dated as of October 6, 2010 (the “Existing Indenture”), among the Issuer, the Guarantors named therein and the Trustee, as supplemented by the First Supplemental Indenture, dated as of October 20, 2010, among the Issuer, the Guarantors named therein and the Trustee (the Existing Indenture as supplemented, the “Indenture”). This Series B Second Lien Note is one of a duly authorized issue of notes of the Issuer designated as its 15% Senior Secured Second Lien Notes due 2021, Series B. The Issuer shall be entitled to issue Additional Series B Second Lien Notes pursuant to Sections 2.01, 4.09 and 4.12 of the Indenture. The Second Lien Notes (including any Exchange Notes issued in exchange therefor) and the Series B Second Lien Notes (including any Exchange Notes issued in exchange therefor) (collectively referred to herein as the “Notes”) are separate series of Notes, but shall be treated as a single class of securities under

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the Indenture, unless otherwise specified in the Indenture. In addition, the Notes will be treated along with certain other Pari Passu Secured Indebtedness of the Issuer as a single class for amendments and waivers and for taking certain other actions. The terms of the Series B Second Lien Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The Series B Second Lien Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Series B Second Lien Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

(5) OPTIONAL REDEMPTION.

(a) Except as set forth below, the Issuer will not be entitled to redeem Series B Second Lien Notes at its option prior to October 1, 2015.

(b) At any time prior to October 1, 2015, the Issuer may redeem the Series B Second Lien Notes, in whole or in part, upon not less than 30 nor more than 60 days’ prior notice mailed by first class mail to the registered address of each Holder or otherwise delivered in accordance with the procedures of DTC, at a redemption price equal to 100% of the principal amount of the Series B Second Lien Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest and Additional Interest, if any, to, the applicable date of redemption (the “Redemption Date”), subject to the right of Holders of Series B Second Lien Notes of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date.

(c) From and after October 1, 2015, the Issuer may redeem the Series B Second Lien Notes, in whole or in part, upon not less than 30 nor more than 60 days’ prior notice mailed by first class mail to the registered address of each Holder or otherwise delivered in accordance with the procedures of DTC, at the redemption prices (expressed as percentages of the principal amount of the Series B Second Lien Notes to be redeemed) set forth below, plus accrued and unpaid interest and Additional Interest, if any, to the applicable Redemption Date, subject to the right of Holders of Series B Second Lien Notes of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date if redeemed during the twelve-month period beginning on October 1 of each of the years indicated below:

Year	Percentage
2015	107.50%
2016	105.00%
2017	102.50%
2018 and thereafter	100.00%

(d) Prior to October 1, 2013, the Issuer may, at its option, on one or more occasions, redeem up to 35% of the aggregate principal amount of Series B Second Lien Notes at a redemption price equal to 115.00% of the aggregate principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, to the Redemption Date, subject to the right of Holders of Series B Second Lien Notes of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date, with the net cash proceeds of one or more Equity Offerings; provided that at least 50% of the sum of the original aggregate principal amount of Initial Series B Second Lien Notes and any Additional Series B Second Lien Notes issued under the Indenture remains outstanding immediately after the occurrence of each such redemption; and provided further that each such redemption occurs within 90 days of the date of closing of each such Equity Offering. Notice of any redemption upon any Equity Offerings may be given prior to the redemption thereof, and any such redemption or notice may, at the Issuer’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of the related Equity Offering.

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(e) If the Issuer redeems less than all of the outstanding Series B Second Lien Notes, the Trustee shall select the Series B Second Lien Notes to be redeemed in the manner described under Section 3.02 of the Indenture.

(f) Any redemption pursuant to this paragraph 5 shall be made pursuant to the provisions of Sections 3.01 through 3.06 of the Indenture.

(6) MANDATORY REDEMPTION. The Issuer shall not be required to make mandatory redemption or sinking fund payments with respect to the Series B Second Lien Notes.

(7) NOTICE OF REDEMPTION. Subject to Section 3.03 of the Indenture, notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the Redemption Date (except that redemption notices may be mailed or delivered more than 60 days prior to a Redemption Date if the notice is issued in connection with Article 8 or Article 12 of the Indenture) to each Holder whose Series B Second Lien Notes are to be redeemed at its registered address or otherwise delivered in accordance with the procedures of DTC. Series B Second Lien Notes in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000 in excess thereof, unless all of the Series B Second Lien Notes held by a Holder are to be redeemed. On and after the Redemption Date interest ceases to accrue on Series B Second Lien Notes or portions thereof called for redemption.

(8) OFFERS TO REPURCHASE.

(a) If a Change of Control occurs, the Issuer shall make an offer (a “Change of Control Offer”) to each Holder to purchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of each Holder’s Notes at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase (the “Change of Control Payment”), subject to the right of Holders of Notes of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date. The Change of Control Offer shall be made in accordance with Section 4.14 of the Indenture.

(b) If TCEH or any of its Restricted Subsidiaries consummates an Asset Sale, within 10 Business Days of each date that the aggregate amount of Excess Proceeds exceeds $200.0 million, TCEH and/or any of its Restricted Subsidiaries shall make an offer to all Holders of the Notes, and if required or permitted by the terms of any Senior Indebtedness, to the holders of such Senior Indebtedness (an “Asset Sale Offer”), to purchase the maximum aggregate principal amount of the Notes and such Senior Indebtedness that is a minimum of $2,000 or an integral multiple of $1,000 in excess thereof that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of Notes and such Senior Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, TCEH and/or any of its Restricted Subsidiaries may use any remaining Excess Proceeds to make Restricted Payments to the extent permitted by Section 4.07(b)(16) of the Indenture. If the aggregate principal amount of Notes or the Senior Indebtedness surrendered by such holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such Senior Indebtedness to be purchased on a pro rata basis based on the accreted value or principal amount of the Notes or such Senior Indebtedness tendered.

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(c) TCEH and/or any of its Restricted Subsidiaries may, at its/their option, make an Asset Sale Offer using proceeds from any Asset Sale at any time after consummation of such Asset Sale; provided that such Asset Sale Offer shall be in an aggregate amount of not less than $25.0 million. Upon consummation of such Asset Sale Offer, any Net Proceeds not required to be used to purchase Notes shall not be deemed Excess Proceeds.

(d) If TCEH or any of its Restricted Subsidiaries consummates a Collateral Asset Sale, within 10 Business Days of each date that the aggregate amount of Collateral Excess Proceeds exceeds $200.0 million, TCEH and/or any of its Restricted Subsidiaries shall make an offer to all Holders of the Notes, and if required or permitted by the terms of any First Lien Obligations and any Pari Passu Secured Indebtedness, to the holders of such other First Lien Obligations and such Pari Passu Secured Indebtedness (a “Collateral Asset Sale Offer”), to purchase the maximum aggregate principal amount of the Notes and such First Lien Obligations and Pari Passu Secured Indebtedness that is a minimum of $2,000 or an integral multiple of $1,000 in excess thereof that may be purchased out of the Collateral Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture and the other documents governing the applicable First Lien Obligations and Pari Passu Secured Indebtedness; provided that in any such Collateral Asset Sale Offer, all First Lien Obligations properly tendered for purchase will be purchased before any Notes or Pari Passu Indebtedness is purchased. To the extent that the aggregate amount of First Lien Obligations, Notes and Pari Passu Secured Indebtedness tendered pursuant to a Collateral Asset Sale Offer is less than the Collateral Excess Proceeds, TCEH and/or any of its Restricted Subsidiaries may use any remaining Collateral Excess Proceeds for general corporate purposes, subject to other covenants contained in the Indenture. If the aggregate principal amount of First Lien Obligations, Notes and Pari Passu Secured Indebtedness surrendered by such holders thereof exceeds the amount of Collateral Excess Proceeds, then all First Lien Obligations properly tendered for purchase shall be purchased, and, any remaining Collateral Excess Proceeds shall be applied to purchase the Notes and any other Pari Passu Secured Indebtedness properly tendered for purchased on a pro rata basis, based on the accreted value or principal amount of the Notes or such other Pari Passu Secured Indebtedness tendered.

(e) TCEH may, at its option, make a Collateral Asset Sale Offer using proceeds from any Asset Sale of Collateral at any time after consummation of such Asset Sale; provided that such Collateral Asset Sale Offer shall be in an aggregate amount of not less than $25.0 million. Upon consummation of such Collateral Asset Sale Offer, any Net Proceeds not required to be used to purchase First Lien Obligations, Notes and Pari Passu Secured Indebtedness shall not be deemed Collateral Excess Proceeds.

(f) In the event that on March 31, 2013, any funds in the Escrow Account have not been released in accordance with Section 4.20(c) hereof, the Issuer shall make an offer (the “Escrow Proceeds Offer”) to purchase the maximum principal amount of Series B Second Lien Notes that may be purchased using such unused escrow funds, at a purchase price of 100% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, to the purchase date. The Issuer shall fund the payment of accrued and unpaid interest and Additional Interest, if any, to the purchase date, with respect to any Series B Second Lien Notes purchased in the Escrow Proceeds Offer, as well as any expenses of the Escrow Proceeds Offer, with funds other than the Escrow Proceeds. The Escrow Proceeds Offer shall be made in accordance with Section 4.20 of the Indenture.

(9) ESCROW OF PROCEEDS. Except as otherwise set forth in Section 4.20 of the Indenture with respect to Series B Second Lien Notes issued on the Series B Second Lien Notes Issue Date, all proceeds from the issuance of any Series B Second Lien Notes shall be deposited into an Escrow Account pursuant to the terms of the Pledge and Escrow Agreement, dated as of October 20, 2010, by and among

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the Issuer, as pledgors, The Bank of New York Mellon Trust Company, N.A., in its capacity as trustee under the First Supplemental Indenture and any other Eligible Supplemental Indenture (as defined therein) that may be entered into, and The Bank of New York Mellon Trust Company, N.A., in its capacity as escrow agent thereunder. Prior to March 31, 2013, so long as no Event of Default has occurred and is continuing, the Issuer shall be permitted to request that funds be released from the Escrow Account and transferred to or at the direction of the Issuer only to fund the payment, repayment or prepayment of term loans outstanding under the TCEH Senior Secured Facilities or to repurchase principal amounts outstanding under the Issuer’s 10.25% Senior Notes due 2015, 10.25% Senior Notes due 2015, Series B or 10.50%/11.25% Senior Toggle Notes due 2016, and the Issuer shall not request that funds be released from the Escrow Account and transferred to or at the direction of the Issuer for any other purpose.

(9) DENOMINATIONS, TRANSFER, EXCHANGE. The Series B Second Lien Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Series B Second Lien Notes may be registered and Series B Second Lien Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuer need not exchange or register the transfer of any Series B Second Lien Notes or portion of Series B Second Lien Notes selected for redemption, except for the unredeemed portion of any Series B Second Lien Notes being redeemed in part. Also, the Issuer need not exchange or register the transfer of any Series B Second Lien Notes for a period of 15 days before a selection of Series B Second Lien Notes to be redeemed.

(10) PERSONS DEEMED OWNERS. The registered Holder of a Series B Second Lien Note may be treated as its owner for all purposes.

(11) AMENDMENT, SUPPLEMENT AND WAIVER. The Indenture, the Guarantees or the Series B Second Lien Notes may be amended or supplemented as provided in the Indenture.

(12) DEFAULTS AND REMEDIES. The Events of Default relating to the Notes are defined in Section 6.01 of the Indenture. If any Event of Default occurs and is continuing, the Trustee or the Required Holders of at least 30% in aggregate principal amount of the Required Debt may declare the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Notes of the affected series to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable immediately without further action or notice. Holders may not enforce the Indenture, the Notes or the Guarantees except as provided in the Indenture. Subject to certain limitations, Required Holders of a majority in aggregate principal amount of the Required Debt may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default (except a Default relating to the payment of principal, premium, if any, Additional Interest, if any, or interest) if it determines that withholding notice is in their interest. The Required Holders of a majority in aggregate principal amount of the Required Debt by notice to the Trustee may on behalf of the Holders of all of the Required Debt waive any existing Default or and its consequences under the Indenture except a continuing Default in the payment of interest on, premium, if any, or the principal of any Note held by a non-consenting Holder. The Issuer and each Guarantor (to the extent that such Guarantor is so required under the Trust Indenture Act) is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuer is required within five Business Days after becoming aware of any Default, to deliver to the Trustee a statement specifying such Default and what action the Issuer proposes to take with respect thereto.

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(13) AUTHENTICATION. This Series B Second Lien Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose until authenticated by the manual signature of the Trustee.

(14) ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED GLOBAL NOTES AND RESTRICTED DEFINITIVE NOTES. In addition to the rights provided to Holders of Series B Second Lien Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes shall have all the rights set forth in the Registration Rights Agreement, dated as of October 20, 2010, among the Issuer, the Guarantors named therein and the other parties named on the signature pages thereof (the “Registration Rights Agreement”), relating to such Series B Second Lien Notes, including the right to receive Additional Interest, if any (as defined in the Registration Rights Agreement).

(15) GOVERNING LAW. THE INDENTURE, THE SERIES B SECOND LIEN NOTES AND THE GUARANTEES THEREOF SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(16) CUSIP/ISIN NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP/ISIN numbers to be printed on the Series B Second Lien Notes and the Trustee may use CUSIP/ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Series B Second Lien Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture, the Registration Rights Agreement relating to the Series B Second Lien Notes and/or the Security Documents. Requests may be made to the Issuer at the following address:

c/o Texas Competitive Electric Holdings Company LLC

Energy Plaza

1601 Bryan Street

Dallas, Texas 75201-3411

Facsimile No.:  (214) 812-6032

                          (214) 812-4097

c/o TCEH Finance, Inc.

Energy Plaza

1601 Bryan Street

Dallas, Texas 75201-3411

Facsimile No.:  (214) 812-6032

                          (214) 812-4097

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ASSIGNMENT FORM

To assign this Series B Second Lien Note, fill in the form below:

(I) or (we) assign and transfer this Series B Second Lien Note to:
(Insert assignee’s legal name)

(Insert assignee’s Soc. Sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint
to transfer this Series B Second Lien Note on the books of the Issuer. The agent may substitute another to act for him.

Date:
Your Signature
(Sign exactly as your name appears on the
face of this Series B Second Lien Note)

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

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OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Series B Second Lien Note purchased by the Issuer pursuant to Section 4.10(d), 4.10(h), 4.14 or 4.20 of the Indenture, check the appropriate box below:

☐ Section 4.10(d)	☐ Section 4.10(h)	☐ Section 4.14	☐ Section 4.20

If you want to elect to have only part of this Series B Second Lien Note purchased by the Issuer pursuant to Section 4.10(d), 4.10(h), 4.14 or 4.20 of the Indenture, state the amount you elect to have purchased:

$
Date:

Your Signature:
(Sign exactly as your name appears on the face of
this Series B Second Lien Note)

Tax Identification No.:

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

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SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE1

The initial outstanding principal amount of this Global Note is $                     . The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following each decrease or increase	Signature of authorized officer of Trustee or Custodian

[1]	This schedule should be included only if the Series B Second Lien Note is issued in global form.

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EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

Texas Competitive Electric Holdings Company LLC
Energy Plaza
1601 Bryan Street
Dallas, Texas 75201-3411
Facsimile No.: (214) 812-6032
(214) 812-4097

TCEH Finance, Inc.
Energy Plaza
1601 Bryan Street
Dallas, Texas 75201-3411
Facsimile No.: (214) 812-6032
(214) 812-4097

The Bank of New York Mellon Trust Company, N.A.

Corporate Trust Division

601 Travis Street – 16th Floor

Houston, TX 77002

Facsimile No.: (713) 483-6954

Attention: TCEH Trustee

Re:	[15% Senior Secured Second Lien Notes due 2021] [15% Senior Secured Second Lien Notes due 2021, Series B]

Reference is hereby made to the Indenture, dated as of October 6, 2010, among Texas Competitive Electric Holdings Company LLC and TCEH Finance, Inc., the Guarantors named therein and the Trustee, as supplemented by the First Supplemental Indenture dated as of October 20, 2010, among the Issuer, the Guarantors named therein and the Trustee (collectively, the “Indenture”). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                     (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $                     in such Note[s] or interests (the “Transfer”), to                      (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1. ☐ Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Definitive Note pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States.

2. ☐ Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Note or a Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Indenture and the Securities Act.

3. ☐ Check and complete if Transferee will take delivery of a beneficial interest in the Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

[    ] such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

OR

[    ] such Transfer is being effected to the Issuer or a subsidiary thereof;

OR

[    ] such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act.

4. ☐ Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

☐ Check if Transfer is Pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(j) ☐ Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(k) ☐ Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

ANNEX A TO CERTIFICATE OF TRANSFER

1.	The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a)	☐ a beneficial interest in the:

(i)	☐ 144A Global Note (CUSIP [ ] [ ]), or

(ii)	☐ Regulation S Global Note (CUSIP [ ] [ ]), or

(b)	☐ a Restricted Definitive Note.

2.	After the Transfer the Transferee will hold:

[CHECK ONE]

(a)	☐ a beneficial interest in the:

(i)	☐ 144A Global Note (CUSIP [ ] [ ]), or

(ii)	☐ Regulation S Global Note (CUSIP [ ] [ ]), or

(iii)	☐ Unrestricted Global Note (CUSIP [ ] [ ]);

or

(b)	☐ a Restricted Definitive Note; or

(c)	☐ an Unrestricted Definitive Note, in accordance with the terms of the Indenture.

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

Texas Competitive Electric Holdings Company LLC
Energy Plaza
1601 Bryan Street
Dallas, Texas 75201-3411
Facsimile No.: (214) 812-6032
(214) 812-4097

TCEH Finance, Inc.
Energy Plaza
1601 Bryan Street
Dallas, Texas 75201-3411
Facsimile No.: (214) 812-6032
(214) 812-4097

The Bank of New York Mellon Trust Company, N.A.

Corporate Trust Division

601 Travis Street – 16th Floor

Houston, TX 77002

Facsimile No.: (713) 483-6954

Attention: TCEH Trustee

Re:	[15% Senior Secured Second Lien Notes due 2021]
[15% Senior Secured Second Lien Notes due 2021, Series B]

Reference is hereby made to the Indenture, dated as of October 6, 2010, among Texas Competitive Electric Holdings Company LLC and TCEH Finance, Inc., the Guarantors named therein and the Trustee, as supplemented by the First Supplemental Indenture dated as of October 20, 2010, among the Issuer, the Guarantors named therein and the Trustee (collectively, the “Indenture”). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                     (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $                      in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

1. Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note

(a) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(b) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(c) ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(d) ☐ Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2. Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes

(a) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

(b) ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] ☐ 144A Global Note ☐ Regulation S Global Note, with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

EXHIBIT D

[FORM OF SUPPLEMENTAL INDENTURE

TO BE DELIVERED BY SUBSEQUENT GUARANTORS]

Supplemental Indenture (this “Supplemental Indenture”), dated as of                                         , among                                          (the “Guaranteeing Subsidiary”), a subsidiary of Texas Competitive Electric Holdings Company LLC, a Delaware limited liability company (“TCEH”), TCEH Finance, Inc., a Delaware Corporation (together with TCEH, the “Issuer”), the Guarantors (as defined in the Indenture referred to below) and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”).

W I T N E S S E T H

WHEREAS, each of the Issuer and the Guarantors has heretofore executed and delivered to the Trustee an Indenture (the “Existing Indenture”), dated as of October 6, 2010, as supplemented by the First Supplemental Indenture (the Existing Indenture as supplemented, the “Indenture”), dated as of October 20, 2010, providing for the issuance of an unlimited aggregate principal amount of 15% Senior Secured Second Lien Notes due 2021 and 15% Senior Secured Second Lien Notes due 2021, Series B (together, the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Issuer’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein and under the Indenture (the “Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. AGREEMENT TO GUARANTEE. The Guaranteeing Subsidiary hereby agrees as follows:

(a) Along with all Guarantors named in the Indenture, to jointly and severally unconditionally guarantee to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Indenture, the Notes or the obligations of the Issuer hereunder or thereunder, that:

(i) the principal of, interest, premium and Additional Interest, if any, on the Notes shall be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Issuer to the Holders or the Trustee hereunder or thereunder shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

(ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors and the Guaranteeing Subsidiary shall be jointly and severally obligated to pay the same immediately. This is a guarantee of payment and not a guarantee of collection.

(b) The obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuer, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.

(c) The following is hereby waived: diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest, notice and all demands whatsoever.

(d) Except as set forth in Section 5 hereto, this Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes, the Indenture and this Supplemental Indenture, and the Guaranteeing Subsidiary accepts all obligations of a Guarantor under the Indenture.

(e) If any Holder or the Trustee is required by any court or otherwise to return to the Issuer, the Guarantors (including the Guaranteeing Subsidiary), or any custodian, trustee, liquidator or other similar official acting in relation to either the Issuer or the Guarantors, any amount paid either to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

(f) The Guaranteeing Subsidiary shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.

(g) As between the Guaranteeing Subsidiary, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 of the Indenture for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article 6 of the Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guaranteeing Subsidiary for the purpose of this Guarantee.

(h) The Guaranteeing Subsidiary shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under this Guarantee.

(i) Pursuant to Section 10.02 of the Indenture, after giving effect to all other contingent and fixed liabilities that are relevant under any applicable Bankruptcy or fraudulent conveyance laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under Article 10 of the Indenture, this new Guarantee shall be limited to the maximum amount permissible such that the obligations of such Guaranteeing Subsidiary under this Guarantee will not constitute a fraudulent transfer or conveyance.

(j) This Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Issuer for liquidation, reorganization, should the Issuer become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Issuer’s assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Notes and Guarantee, whether as a “voidable preference”, “fraudulent transfer” or otherwise, all as though such payment or performance had not been made. In the event that any payment or any part thereof, is rescinded, reduced, restored or returned, the Note shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

(k) In case any provision of this Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(l) This Guarantee shall be a general senior secured obligation of such Guaranteeing Subsidiary, ranking equally in right of payment with all existing and future Indebtedness of the Guaranteeing Subsidiary, except to the extent such Indebtedness is expressly subordinated to the Obligations arising under a Guarantee, in which case the obligations of a Guaranteeing Subsidiary under such Guarantee will rank senior in right of payment to such Indebtedness and will be effectively subordinated to all existing and future Indebtedness of the Guarantors that are either (1) secured by a Lien on the Collateral that is senior or prior to the Second-Priority Liens securing a Guarantee, including first-priority Liens securing Obligations under the TCEH Senior Secured Facilities and any other First Lien Obligations (and any Permitted Liens) or (2) secured by assets that are not part of the Collateral securing a Guarantee, in each case, to the extent of the value of the assets securing such Indebtedness. The Guarantees will be senior in right of payment to all existing and future unsecured Indebtedness, to the extent of the value of the Collateral (after taking into consideration all first-priority Liens on the Collateral) of each Guarantor. The Notes will be structurally subordinated to Indebtedness and other liabilities of Subsidiaries of the Issuer that do not Guarantee the Notes, if any.

(m) Each payment to be made by the Guaranteeing Subsidiary in respect of this Guarantee shall be made without set-off, counterclaim, reduction or diminution of any kind or nature.

3. EXECUTION AND DELIVERY. The Guaranteeing Subsidiary agrees that the Guarantee shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Guarantee on the Notes.

4. Merger, Consolidation or Sale of All or Substantially All Assets.

(a) Except as otherwise provided in Section 5.01(c) of the Indenture, the Guaranteeing Subsidiary may not consolidate or merge with or into or wind up into (whether or not the Issuer or Guaranteeing Subsidiary is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

(i)(A) the Guaranteeing Subsidiary is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than the Guaranteeing Subsidiary) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation, partnership, limited partnership, limited liability partnership, limited liability corporation or trust organized or existing under the laws of the jurisdiction of organization of the Guaranteeing Subsidiary, as the case may be, or the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (the Guaranteeing Subsidiary or such Person, as the case may be, being herein called the “Successor Person”);

(B) the Successor Person, if other than the Guaranteeing Subsidiary, expressly assumes all the obligations of the Guaranteeing Subsidiary under the Indenture and the Registration Rights Agreements and the Guaranteeing Subsidiary’s related Guarantee pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee;

(C) immediately after such transaction, no Default exists; and

(D) the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indentures, if any, comply with the Indenture; or

(ii) the transaction is made in compliance with Section 4.10 of the Indenture;

(b) Subject to certain limitations described in the Indenture, the Successor Person will succeed to, and be substituted for, the Guaranteeing Subsidiary under the Indenture and the Guaranteeing Subsidiary’s Guarantee. Notwithstanding the foregoing, the Guaranteeing Subsidiary may (i) merge into or transfer all or part of its properties and assets to another Guarantor or the Issuer, (ii) merge with an Affiliate of the Issuer solely for the purpose of reincorporating the Guaranteeing Subsidiary in the United States, any state thereof, the District of Columbia or any territory thereof or (iii) convert into a corporation, partnership, limited partnership, limited liability corporation or trust organized or existing under the laws of the jurisdiction of organization of such Guarantor.

5. RELEASES. The Guarantee of the Guaranteeing Subsidiary shall be automatically and unconditionally released and discharged, and no further action by the Guaranteeing Subsidiary, the Issuer or the Trustee is required for the release of the Guaranteeing Subsidiary’s Guarantee, upon:

(1)(A) any sale, exchange or transfer (by merger, wind-up, consolidation or otherwise) of the Capital Stock of the Guaranteeing Subsidiary (including any sale, exchange or transfer), after which the Guaranteeing Subsidiary is no longer a Restricted Subsidiary or sale of all or substantially all the assets of the Guaranteeing Subsidiary which sale, exchange or transfer is made in compliance with the applicable provisions of the Indenture;

(B) the release or discharge of the guarantee by the Guaranteeing Subsidiary of the TCEH Senior Secured Facilities or the guarantee which resulted in the creation of the Guarantee, except a discharge or release by or as a result of payment under such guarantee;

(C) the proper designation of the Guaranteeing Subsidiary as an Unrestricted Subsidiary in compliance with Section 4.08 of the Indenture and the definition of “Unrestricted Subsidiary” in the Indenture; or

(D) the Issuer exercising its Legal Defeasance option or Covenant Defeasance option in accordance with Article 8 of the Indenture or the Issuer’s obligations under the Indenture being discharged in accordance with the terms of the Indenture; and

(2) the Guaranteeing Subsidiary delivering to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for in the Indenture relating to such transaction have been complied with.

6. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator or stockholder of the Guaranteeing Subsidiary shall have any liability for any obligations of the Issuer or the Guarantors (including the Guaranteeing Subsidiary) under the Notes, any Guarantees, the Indenture, this Supplemental Indenture or any Security Document or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting Notes waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

7. GOVERNING LAW. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

8. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

9. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

10. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary.

11. SUBROGATION. The Guaranteeing Subsidiary shall be subrogated to all rights of Holders of Notes against the Issuer in respect of any amounts paid by the Guaranteeing Subsidiary pursuant to the provisions of Section 2 hereof and Section 10.01 of the Indenture; provided that if an Event of Default has occurred and is continuing, the Guaranteeing Subsidiary shall not be entitled to enforce or receive any payments arising out of, or based upon, such right of subrogation until all amounts then due and payable by the Issuer under the Indenture or the Notes shall have been paid in full.

12. BENEFITS ACKNOWLEDGED. The Guaranteeing Subsidiary’s Guarantee is subject to the terms and conditions set forth in the Indenture. The Guaranteeing Subsidiary acknowledges that it shall receive direct and indirect benefits from the financing arrangements contemplated by the Indenture and this Supplemental Indenture and that the guarantee and waivers made by it pursuant to this Guarantee are knowingly made in contemplation of such benefits.

13. SUCCESSORS. All agreements of the Guaranteeing Subsidiary in this Supplemental Indenture shall bind its Successors, except as otherwise provided in Section 2(k) hereof or elsewhere in this Supplemental Indenture. All agreements of the Trustee in this Supplemental Indenture shall bind its successors.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

TEXAS COMPETITIVE ELECTRIC HOLDINGS COMPANY LLC

By:
Name:
Title:

TCEH FINANCE, INC.

By:
Name:
Title:

[NAMES OF GUARANTORS]

By:
Name:
Title:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
Name:
Title:

[GUARANTEEING SUBSIDIARY]

By:
Name:
Title: